JACKSON FINANCIAL INC.

RESTRICTED SECURITIES/AFFILIATES LIST

Effective July 1, 2024[1]

RESTRICTED SECURITIES

COMPANY
Jackson Financial Inc.
Jackson National Life Global Funding
PPM Funds

MINORITY INTEREST HOLDERS

COMPANY	COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP
The Vanguard Group	United States (Pennsylvania)	13.41% Minority Interest held in Jackson Financial Inc.[2]
BlackRock, Inc.	United States (Delaware)	9.8% Minority Interest held in Jackson Financial Inc[3]
BlackRock Life Limited	United Kingdom	<5% Minority Interest held in Jackson Financial Inc.[3]
Aperio Group, LLC	California	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Advisors, LLC	Delaware	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock (Netherlands) B.V.	Netherlands	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Institutional Trust Company, National Association	California	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Asset Management Ireland Limited	Ireland	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Financial Management, Inc.	Delaware	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Asset Management Schweiz AG	Switzerland	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Investment Management, LLC	Delaware	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Investment Management (UK) Limited	United Kingdom	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Asset Management Canada Limited	Canada	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock (Luxembourg) S.A.	Luxembourg	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Investment Management (Australia) Limited	Australia	<5% Minority Interest held in Jackson Financial Inc.[3]
BlackRock Fund Advisors	California	5% or more Minority Interest held in Jackson Financial Inc.[3]
BlackRock Fund Managers Ltd	United Kingdom	<5% Minority Interest held in Jackson Financial Inc.[3]
Dimensional Fund Advisors LP	Delaware	5.3% Minority Interest held in Jackson Financial Inc.[4]

[1] **Information as of July 1, 2024, except where otherwise indicated, based on information contained in public filings on EDGAR. To the extent entities have not amended their beneficial ownership filings on EDGAR, actual percentages may differ.**

- 1 -

AS OF JULY 1, 2024

UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

JACKSON®

2. Percentage held as of February 13, 2024, as reported on SC 13G/A (Amendment No. 3) filed by The Vanguard Group on EDGAR, subject to change. For a more detailed description, please see Jackson Financial Inc.'s Proxy Statement filed on EDGAR on April 9, 2024.

3. Percentage held as of March 7, 2024, as reported on SC 13G/A (Amendment No. 2) filed by BlackRock, Inc. on EDGAR, subject to change. For a more detailed description, please see Jackson Financial Inc.'s Proxy Statement filed on EDGAR on April 9, 2024.

4. Percentage held as of February 9, 2024, as reported on SC 13G filed by Dimensional Fund Advisors LP on EDGAR, subject to change. For a more detailed description, please see Jackson Financial Inc.'s Proxy Statement filed on EDGAR on April 9, 2024.

AFFILIATES

COMPANY	STATE / COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP PUBLICLY TRADED INDICATED IN RED BROKER/DEALER INDICATED IN GREEN
Allied Life Brokerage Agency, Inc.	Iowa	100% Jackson National Life Insurance Company
Brier Capital LLC	Michigan	100% Brooke Life Insurance Company
Brooke Life Insurance Company	Michigan	100% Jackson Holdings LLC
Brooke Life Reinsurance Company	Michigan	100% Brooke Life Insurance Company
Hermitage Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson Charitable Foundation, Inc.	Michigan	100% Jackson National Life Insurance Company
Jackson Finance LLC	Michigan	100% Jackson Financial Inc.
Jackson Holdings LLC	Delaware	100% Jackson Financial Inc.
Jackson National Asset Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson National Life (Bermuda) Ltd.	Bermuda	100% Jackson National Life Insurance Company
Jackson National Life Distributors LLC	Delaware	Broker/Dealer / *Identifiers:* CRD#: 40178; SEC#: 8-48984 100% Jackson National Life Insurance Company
Jackson National Life Insurance Agency, LLC	Illinois	100% Jackson National Life Distributors LLC
Jackson National Life Insurance Company	Michigan	100% Brooke Life Insurance Company
Jackson National Life Insurance Company of New York	New York	100% Jackson National Life Insurance Company
Mission Plans of America, Inc.	Texas	100% Jackson National Life Insurance Company
National Planning Holdings LLC	Delaware	100% Jackson National Life Insurance Company
PGDS (US One) LLC	Delaware	100% Jackson National Life Insurance Company
PPM America Capital Partners III, LLC	Delaware	60.50% PPM America, Inc.
PPM America Capital Partners IV, LLC	Delaware	34.50% PPM America, Inc.
PPM America Capital Partners V, LLC	Delaware	34% PPM America, Inc.

- 2 -

AS OF JULY 1, 2024
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

JACKSON®

PPM America Capital Partners VI, LLC	Delaware	32% PPM America, Inc.
PPM America Capital Partners VII, LLC	Delaware	15.18% PPM America, Inc.
PPM America Capital Partners VIII, LLC	Delaware	68.56% PPM America, Inc.
PPM Pomona Capital Partners, LLC	Delaware	66.88% PPM America, Inc.
PPM America, Inc.	Delaware	100% PPM Holdings, Inc.
PPM Funds	Massachusetts	Publicly Traded / *Company Number:* 1298727 87.57% Jackson National Life Insurance Company; 12.43% PPM America, Inc.
PPM Holdings, Inc.	Delaware	100% Jackson Holdings LLC
PPM Loan Management Company 2, LLC	Delaware	Management and Originator Series: 100% PPM America, Inc. Any Retention Series: 100% Jackson National Life Insurance Company
REALIC of Jacksonville Plans, Inc.	Texas	100% Jackson National Life Insurance Company
ROP, Inc.	Delaware	100% Jackson National Life Insurance Company
Squire Reassurance Company II, Inc.	Michigan	100% Jackson National Life Insurance Company
VFL International Life Company SPC, Ltd.	Cayman Islands	100% Jackson National Life Insurance Company

PPM's Investment Products and related Entities where ultimate JFI ownership is greater than 5%[5]	State / Country of Organization
AA GP Solutions Fund, L.P.	Delaware
AA MMF 1 Holdco L.P.	Delaware
AA Pencil Holdings LP	Delaware
AA WH Holdco, L.P.	Delaware
AG Essential Housing Fund II, L.P.	Delaware
AHVF II (AIV II) LP	Delaware
AIOF II ELECTRA AIV (MF), L.P.	Delaware
AIOF II VANIR AIV (MF), L.P.	Delaware
Apollo Core Infrastructure Feeder Fund, L.P.	Delaware
Apollo Infrastructure Opportunities Fund II, L.P.	Delaware
Apollo Royalties Fund I, L.P.	Delaware
AOP Finance Partners, L.P.	Delaware
B2B Solutions, LLC	Delaware
Centre Capital Non-Qualified Investors V AIV-ELS LP	Delaware
Centre Capital Non-Qualified Investors V LP	Delaware

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As of July 1, 2024
Updated by: Jackson Legal, Office of the Corporate Secretary

- 4 - AS OF JULY 1, 2024 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY CEP IV-A CWV AIV Limited Partnership Ontario CEP IV-A Davenport AIV LP Ontario CEP IV-A NMR AIV Limited Partnership Ontario Clairvest Equity Partners IV-A Limited Partnership Ontario GCI Holding Corporation Delaware Island NYC Recovery Fund I, L.P. Delaware Haveli VC Gaming Fund I, LP Delaware Motive Capital Fund II-A, L.P. Delaware NewSpring Growth Capital III, L.P. Delaware NNN AGP Opportunities Fund, L.P. Delaware NNN AGP Opportunities Fund II, L.P. Delaware NNN AGP Opportunities Fund III, L.P. Delaware NOVA Infrastructure Fund I L.P. Delaware NOVA Infrastructure Holdings L.P. Delaware NSG III S2S Unblocked L.P. Delaware NSG V Unblocked AIV L.P. Delaware Old Hickory Fund I, LLC Delaware PP Napa Holdings, LLC Delaware PPM America Private Equity Fund VIII-A LP Delaware PPM CLO 2018-1 Ltd. Cayman Islands PPM CLO 2018-1, LLC Delaware PPM CLO 2 Ltd. Cayman Islands PPM CLO 2, LLC Delaware PPM CLO 3 Ltd. Cayman Islands PPM CLO 3, LLC Delaware PPM CLO 4 Ltd. Cayman Islands PPM CLO 4, LLC Delaware PPM CLO 5 Ltd. Cayman Islands PPM CLO 5, LLC Delaware PPM CLO 6-R Ltd. Jersey PPM CLO 6, LLC Delaware

- 5 - AS OF JULY 1, 2024 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM CLO 7, LLC Delaware PPM CLO 7 Ltd. Jersey Pretium Olympus JV, L.P. Delaware SFR Delos Partners, L.P. Delaware THMI, Inc. Delaware AA Tundra Investor, L.P. Delaware AIOF II Njord Debt Aggregator, L.P. Delaware Apollo USREF III Royce Holdings LP Delaware Calera XXIV, LLC Delaware Carlyle Infrastructure Credit Fund Note Issuer, L.P Delaware CEP V-A CS AIV Limited Partnership Delaware CEP V-A DMS AIV LP Delaware CEP V-A DR AIV Limited Partnership Delaware CEP V-A Mass AIV Limited Partnership Delaware CEP V-A WBLI AIV LP Delaware CEP VI-A AEP AIV Limited Partnership Ontario CEP VI-A NH GAMING AIV LIMITED PARTNERSHIP Ontario CEP VI-A SW AIV LP Ontario Chartwell Investments II, LP Delaware CIABB Holdings, LLC Delaware Clairvest Equity Partners VI-A Canada Family Bakery Holdings, LLC Delaware FH VH Co-Invest Aggregator, LP Delaware Lovell Minnick Equity Partners III, L.P. Delaware Tailwind Co-Invest I LP Delaware PT Co-Investor Holdings, L.P. Delaware Novacap TMT VI Co-Investment (Cadenza), L.P. Quebec Seidler Equity Partners IV, L.P. Delaware Seidler Equity Partners VII LP Delaware SEP VII RB Holdings, L.P. Delaware WPP Fairway Aggregator A, L.P. Delaware

- 6 - AS OF JULY 1, 2024 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Woodland Graham Holdings, LLC Delaware 5. Based on most recently available information. OPEN-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act JNL Investors Series Trust JNL Series Trust PPM Funds CLOSED-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act Jackson Credit Opportunities Fund Jackson Real Assets Fund